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                                   EXHIBIT 10(a)(a)

       Further Amendment to 1992 Incentive and Non-Statutory Stock Option Plan




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                                   AMENDMENT NO. 4
                                        TO THE
                                MICRO BIO-MEDICS, INC.
                           1992 INCENTIVE AND NON-STATUTORY
                            STOCK OPTION PLAN (the "Plan")




     Paragraph 3 of the 1992 Plan is amended to read as follows:

     "3.  STOCK SUBJECT TO PLAN.

     Subject to the provisions of paragraph 12 hereof, there shall be reserved for issuance or transfer upon the exercise of Options to be granted from time to time Under the Plan an aggregate of 1,850,000 shares of Common Stock, which shares may be in whole or in part, as the Board of Directors of the Company shall from time to time determine, authorized and unissued shares of Common Stock or issued shares of Stock which shall have been reacquired by the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan."